Exhibit 23.1

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sino Shipping Holdings, Inc. (formerly known as Applied Medical Devices, Inc.) of our report dated June 7, 2006 relating to the consolidated financial statements of Sino Shipping Holdings, Inc. (formerly known as Applied Medical Devices, Inc.).

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
July 22, 2008